Exhibit 10.1
AMENDMENT TO EMPLOYMENT AGREEMENT
This Amendment to Employment Agreement (the “Amendment”) is entered into as of June 29, 2007, by and between IMAGE ENTERTAINMENT, INC., a Delaware corporation (“Image”), and MARTIN W. GREENWALD, an individual (“Executive”), with respect to that certain Employment Agreement as amended, dated April 1, 2004 by and between Image and Executive (the “Agreement”).
The following shall amend the Agreement currently in effect as set forth herein. Except as modified by this Amendment, the Agreement shall remain in full force and effect. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.
1. Amendment of Paragraph 7. The first clause of the second sentence of Paragraph 7 shall be amended to replace June 15, 2007 with July 20, 2007 such that the amended sentence shall read as follows:
“The second one year option must be exercised by Image by July 20, 2007, in the same manner described above, to extend the term from April 1, 2008 to March 3 1, 2009.”
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be duly executed as of the day and year first written above.

ACCEPTED AND AGREED:

IMAGE ENTERTAINMENT, INC.

By:	/s/ Dennis Hohn Cho

Name:	Dennis Hohn Cho
Title:	Sr. VP, GC & Corp. Secretary

/s/ Martin W. Greenwald

Martin W. Greenwald